                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP.



                                February 11, 2002

Axeda Systems Inc.
257 Great Valley Parkway
Malvern State, PA 19355

         Re: Axeda Systems Inc. (the "Company") Registration Statement for Offering of an Aggregate of 3,322,671 Shares of Common Stock
              -------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Axeda Systems Inc. (formerly Ravisent Technologies Inc.), a Delaware corporation (the "Company") in connection with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 3,322,671 shares of common stock (the "Shares") and related stock options under the Company's 1999 Stock Incentive Plan (the "Incentive Plan"), and the eMation Ltd. 2001 Share Incentive Plan (the "eMation Plan") (collectively "the Plans").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Incentive Plan and the assumption of the eMation Plan and the options outstanding thereunder. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the (a) provisions of option agreements duly authorized under the Incentive Plan and in accordance with the Registration Statement, (b) duly authorized direct stock issuances in accordance with the Incentive Plan and in accordance with the Registration Statement, or (c) the provisions of the option agreements duly authorized in accordance with the eMation Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan, the eMation Plan, or the Shares issuable under such Plans.

                                             Very truly yours,


                                             /s/ Brobeck, Phleger & HARRISON LLP
                                             BROBECK, PHLEGER & HARRISON LLP